 Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 30, 2020 on the financial statements of HireQuest, Inc. for the years ended December 31, 2019 and 2018 in the S-8 Registration Statement dated June 15, 2020 for the registration of 1,500,000 shares of its common stock.

/s/ Plante & Moran, PLLC

Denver, Colorado
June 15, 2020